UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2009

YASHENG ECO-TRADE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12000	13-3696015
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9107 Wilshire Blvd., Suite 450, Beverly Hills, CA 90210
(Address of principal executive offices) (zip code)

(310) 461-3559
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                            Other Events

On August 5, 2009, Yasheng Eco-Trade Corporation (the ”Company”) together with Yasheng Group, a California corporation (“Yasheng” and together with the Company, the “Yasheng Parties”) entered a Memorandum of Understanding (“MOU”)with Pfau, Pfau & Pfau LLC (“Pfau”) a Florida limited liability company for the purpose of creating a joint venture for the development and operation of three properties owned by Pfau.  The Company received Pfau’s countersigned MOU on August 16, 2009.  Pfau owns three properties including (i) approximately 28,000 acres in Southeastern San Benito County, California which includes approximately 12,000 acres designated and planned by Pfau for olive trees, an olive oil milling and bottling plant and potential oil wells (nine wells exiting on the property, where only one well is producing), (ii) approximately 45 acres in Kona, Hawaii which is planned to be developed by Pfau into a coffee plantation and (iii) approximately 502 acres in San Marcos, California planned to be developed by Pfau into about 750 residences and an off-site 1.5 million square feet of commercial/mixed use land.

The intentions of the parties to this proposed joint venture are (i) to re-finance the existing liens to provide that the new loans in the approximate amount of approximately $50 million (the “New Loan”), which debt can be serviced through the proceeds generated from the properties, and (ii) to obtain financing (a development line of credit in the additional amount of $85 million) (the “Line of Credit”) for further implementation of the Pfau properties’ agricultural, crude oil and residential development.

Pfau is has filed for Chapter 11 protection with the U.S. Bankruptcy Court for the Southern District of California (case # is 08-12840-PB11).  On October 22, 2009, Pfau reached an agreement with its secured creditors for extension of the first mortgage amounting to approximately $22.8M until May 2010, which may be extended further until September 2010. The second and third secured creditors represent about $28M in debt have consented to the extension.  Pfau is in active negotiations with the holders of the second and third position in order to re-structure this debt as well. There is no guaranty that Pfau will be successful in re-structuring this debt. The agreement providing for the extension of the first position holder was approved by the Court.

As such any funding obtained by Yasheng Parties, if at all, and the execution of definitive joint venture documents, will be subject to Court approval as well as the approval of the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yasheng Eco-Trade Corporation

Dated: October 28, 2009	By:	/s/ Yossi Attia
Name: Yossi Attia
Title: Chief Executive Officer